EXHIBIT 99



For Further Information:


         Bradley D. Allen              James A. Chiafery

         (508) 493-7182                (508) 493-8009


                       DIGITAL EQUIPMENT CORPORATION

                 ANNOUNCES THIRD QUARTER OPERATING RESULTS


MAYNARD, MA -- APRIL 15, 1994


    Digital Equipment Corporation (NYSE::DEC) today reported results for its third quarter, which ended April 2, 1994.

    For the quarter, the Corporation reported total operating revenues of

$3,258,789,000, down 6% from $3,453,676,000 for the comparable quarter a year ago.  This includes product revenues of $1,749,621,000, down 1% and service and other revenues of $1,509,168,000, down 11% from the comparable quarter a year ago.

    For the quarter, the Corporation reported a net loss of $183,306,000,

or $1.34 per share, compared with a net loss of $30,121,000, or $.23 per share for the comparable quarter a year ago.

    For the nine months ending April 2, 1994, the Corporation reported total operating revenues of $9,527,816,000, down 9% from $10,457,418,000,

from the comparable period a year ago.  This includes product revenues of

$4,966,549,000, down 10% and service and other revenues of $4,561,267,000,

down 8% from $4,954,991,000 of the comparable period a year ago.

     For the nine months ended April 2, 1994, the Corporation reported a net loss of $338,635,000, or $2.50 per share, compared with a net loss of

$364,526,000, or $2.81 per share for the comparable period a year ago.  The net loss for the first nine months of fiscal 1994 includes a one-time benefit of $20,042,000, or $.14 per share, related to the adoption of a change in accounting principle for income taxes.

      Robert B. Palmer, President and CEO said, "The financial results are unacceptable to this management and obviously disappointing.  This is especially true because results of the quarter stand in contrast to the progress Digital people have made on so many fronts and the five quarters in a row of improved year over year results.  Growth in our new products is beginning to overtake the declines in our other products, but we have not yet achieved a competitive cost structure.  I remain absolutely committed to restoring Digital to profitability.  We need to achieve a competitive cost structure as quickly as possible."

  "As a consequence, I have instructed our senior managers to take actions to achieve competitive lead times for high demand products, to accelerate our on-going restructuring efforts, to further sharply reduce spending, to conserve cash and to do all this without losing our emphasis on building demand and supporting our customers.  We will also consider further restructuring to achieve our goals."

 "The changing nature of our business continues to present both challenges and opportunities.  We are experiencing significant growth, in both revenues and in units, at the highly-competitive low end of our product line.  In fact, one contributor to our disappointing results was our inability to satisfy rapidly increasing customer demand for personal






computers, Alpha AXP workstations and some storage products," he said.

  "Our total workstation business is now growing again both in units and in revenues, driven by the success of our Alpha AXP systems.  Alpha systems now represent nearly 50 percent of total system revenues excluding PC's,

and are almost equivalent to VAX system revenues," Palmer added. "We are providing leadership products at very competitive prices, revenues from low end products and indirect channels are expanding, but product gross margins continue to decline.  Similar pressures on revenue mix and margins are also having an impact on our services business.  As a result, our cost structure is not yet competitive for the level of revenues we are generating."

     William M. Steul, Vice President and CFO said, "Product revenues were essentially flat with the third quarter of last year, much improved from the double digit declines we experienced in the first half of the fiscal year. In fact, while VAX revenues continued to decline, total product revenues increased 5 percent from the December quarter led by strong growth in personal computers, Alpha AXP workstations, storage products and networking products.  With continued mix shift to low-end products and aggressive pricing actions taken on some products in the quarter, we experienced a product gross margin decline of nearly 10 points year over year."

   "Service revenues overall declined nearly 11 percent compared with last year.  While we are winning multivendor customer service business,

increasing product reliability and the erosion of our traditional systems installed base is putting pressure on revenues and margins.  We expect the pressures on our service revenues and margins to continue," Steul added.

"On a geographic basis, we achieved slight revenue growth in the U.S., all in the product revenue line.  The Asia Pacific region continued to show robust growth, and Europe declined compared with last year, but at a slower rate of decline than we experienced in the first half. We did experience some revenue declines due to the adverse effect of foreign currency fluctuations, but less so than in the first half of the fiscal year," he concluded.

    "Earlier this week the Company announced the Digital 2100 Server, that provides commercial users with large system features with small system advantages and technical users with supercomputing performance at workstation prices," Palmer added.  "The new Alpha platforms and software operating system enhancements give us an extremely competitive offering in the fast growing commercial UNIX market and provide our VMS customers with functional equivalence in OpenVMS on VAX and Alpha AXP systems.  Along with new software capabilities, we offer customers the most innovative and productive technical computing environment available in the marketplace today.  We have more than 5,000 applications shipping on Alpha AXP in

OpenVMS, UNIX and Windows NT, and we believe we have reached the critical mass of application availability for many users," he concluded.

                                           THREE MONTHS ENDED

                                APRIL 2, 1994    MARCH 27, 1993

                               ______________

                                                _______________

PRODUCT SALES                  $1,749,621,000   $ 1,767,372,000

SERVICE & OTHER REVENUES        1,509,168,000     1,686,304,000

TOTAL OPERATING REVENUES        3,258,789,000     3,453,676,000

COST OF PRODUCT SALES           1,210,478,000     1,049,969,000

SERVICE EXPENSE                   946,800,000     1,030,728,000

TOTAL COST OF SALES             2,157,278,000     2,080,697,000

RESEARCH & ENGINEERING            316,767,000       350,423,000

SELLING, GENERAL & ADMIN.         954,903,000     1,050,600,000

NET INTEREST (INCOME)/EXPENSE       7,846,000            77,000

LOSS BEFORE INCOME TAXES         (178,005,000)     ( 28,121,000)

PROVISION FOR INCOME TAXES          5,301,000         2,000,000

NET LOSS                         (183,306,000)     ( 30,121,000)

DIVIDENDS ON PREFERRED SHARES       1,775,000              -

NET LOSS APPLICABLE TO

 COMMON STOCK                  $ (185,081,000)   $ ( 30,121,000)

WEIGHTED AVG SHARES O/S           137,897,533       131,553,881

NET LOSS PER COMMON SHARE      $ (       1.34)   $ (        .23)

                                        NINE MONTHS ENDED

                                APRIL 2, 1994     MARCH 27, 1993

                               _______________

                                                 _______________

PRODUCT SALES                  $4,966,549,000    $ 5,502,427,000

SERVICE & OTHER REVENUES        4,561,267,000      4,954,991,000

TOTAL OPERATING REVENUES        9,527,816,000     10,457,418,000

COST OF PRODUCT SALES           3,304,185,000      3,186,464,000

SERVICE EXPENSE                 2,859,150,000      3,106,648,000

TOTAL COST OF SALES             6,163,335,000      6,293,112,000

RESEARCH & ENGINEERING            962,432,000      1,160,743,000

SELLING, GENERAL & ADMIN.       2,735,798,000      3,359,093,000

NET INTEREST (INCOME)/EXPENSE      13,596,000        (11,004,000)

LOSS BEFORE INCOME TAXES &

 CUMULATIVE EFFECT OF CHANGE

 IN ACCOUNTING PRINCIPLE         (347,345,000)      (344,526,000)

PROVISION FOR INCOME TAXES         11,332,000         20,000,000

LOSS BEFORE CUMULATIVE EFFECT

 OF CHANGE IN ACCOUNTING

 PRINCIPLE                       (358,677,000)      (364,526,000)

CUMULATIVE EFFECT OF CHANGE IN

 ACCOUNTING PRINCIPLE              20,042,000               -

NET LOSS                         (338,635,000)      (364,526,000)

DIVIDENDS ON PREFERRED SHARES       1,775,000               -

NET LOSS APPLICABLE TO

 COMMON STOCK                   $(340,410,000)    $ (364,526,000)

WEIGHTED AVG SHARES O/S           136,312,098        129,570,101

NET LOSS PER COMMON SHARE

 BEFORE CUMULATIVE EFFECT OF

 CHANGE IN ACCOUNTING PRINCIPLE $      (2.64)     $       (2.81)

EARNINGS PER SHARE ON CUMULATIVE

 EFFECT OF CHANGE IN ACCOUNTING

 PRINCIPLE                               .14                -

NET LOSS PER COMMON SHARE       $      (2.50)     $       (2.81)







          SELECTED BALANCE SHEET/CASH FLOW DATA - Q3FY94

          ______________________________________________


BALANCE SHEET:

_____________

CASH & CASH EQUIVALENTS........................     $  1,263,551,000

ACCOUNTS RECEIVABLE, NET.......................        2,925,188,000

A/R DAYS SALES OUTSTANDING                                   81 DAYS


INVENTORIES:  RAW MATERIALS............. $  497,340,000

              WORK IN PROCESS...........    640,798,000

              FINISHED GOODS............  1,026,695,000

                 TOTAL.........................        2,164,833,000

PREPAID EXPENSES AND DEFERRED INCOME TAXES.....          402,218,000

TOTAL CURRENT ASSETS...........................        6,755,790,000

NET PROPERTY, PLANT & EQUIPMENT................        3,136,489,000

OTHER ASSETS, NET..............................          902,822,000

TOTAL ASSETS...................................       10,795,101,000


BANK LOANS AND CURRENT PORTION OF LTD..........           10,620,000

RESTRUCTURING RESERVE .........................          276,341,000

TOTAL CURRENT LIABILITIES......................        3,473,509,000

NONCURRENT DEFERRED INCOME TAXES...............           26,369,000

LONG-TERM DEBT.................................        1,017,427,000

POSTRETIREMENT BENEFITS........................        1,239,573,000

TOTAL LIABILITIES..............................        5,756,878,000

STOCKHOLDERS' EQUITY...........................        5,038,223,000


BOOK VALUE PER COMMON SHARE....................      $         33.73


CASH FLOW:                                    QTR            YTD

_________

                                       ______________

                                                       _____________

CASH FLOWS FROM OPERATING ACTIVITIES,  $(125,406,000)  (366,054,000)

INCLUDING DEPREC. & AMORT. OF.........   160,223,000    522,941,000



CASH FLOWS FROM INVESTING ACTIVITIES,   (144,555,000)  (475,760,000)

INCLUDING INVESTMENTS IN PP&E OF......   166,312,000    5l4,382,000



CASH FLOWS FROM FINANCING ACTIVITIES..   386,255,000    462,170,000


NET INCREASE/(DECREASE) IN CASH AND

CASH EQUIVALENTS......................   116,294,000   (379,644,000)


NON U.S. REVENUES .................... 2,041,303,000  5,896,648,000

                                       OR         63%            62%

EMPLOYEE POPULATION:  REGULAR..................              85,700

OTHER..................               6,300

Note to Editors:  Alpha AXP, Digital, the Digital logo, OpenVMS and

VAX are trademarks of Digital Equipment Corporation.  UNIX is a registered trademark of Unix System Laboratories, Inc., a

wholly-owned subsidiary of Novell, Inc.  Windows NT is a trademark of

Microsoft Corporation.